EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of rEVO Biologics, Inc. of our report dated April 11, 2014, except for the effects of the restatement described in Note 2, and except for Note 18, as to which the date is July 25, 2014, relating to the financial statements of rEVO Biologics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 13, 2014